# Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "ETC M-A ACQUISITION LLC", FILED IN THIS OFFICE ON THE FIRST DAY OF AUGUST, A.D. 2013, AT 1:12 O'CLOCK P.M.

**STATE OF DELAWARE**
**LIMITED LIABILITY COMPANY**
**CERTIFICATE OF FORMATION**
**OF**
**ETC M-A ACQUISITION LLC**

The undersigned, a natural person, for the purpose of forming a limited liability company under the Delaware Limited Liability Company Act, does hereby execute this Certificate of Formation:

1. The name of the limited liability company is ETC M-A Acquisition, LLC (the "*Company*").

2. The address of its registered office in the State of Delaware is: 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of ETC M-A Acquisition, LLC this 1st day of August, 2013.

Organizer:

Peggy J. Harrison
Peggy J. Harrison